Exhibit 10.1

                              VOTING AGREEMENT


         VOTING AGREEMENT dated July 23, 2001, among ScreamingMedia Inc., a Delaware corporation ("Parent"), SCRM Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and the stockholders executing this Agreement (each a "Stockholder").

         WHEREAS, simultaneously herewith, Parent and Purchaser are entering into an Agreement and Plan of Merger dated the date hereof (as amended from time to time, the "Merger Agreement"), with Stockpoint, Inc., a Delaware corporation (the "Company"), which contemplates, among other things, that Purchaser will merge with and into the Company upon the terms and subject to the conditions of the merger transactions contemplated by the Merger Agreement (the "Merger").

         WHEREAS, all capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Merger Agreement, whether or not the Merger Agreement shall be in effect from time to time;

         WHEREAS, as a condition precedent to the willingness of, and as an inducement for, Parent and Purchaser to enter into the Merger Agreement, Parent and Purchaser have requested each Stockholder to agree, and each Stockholder has agreed, severally and not jointly, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, hereby agree as follows:


                                 ARTICLE I

                              VOTING AGREEMENT

         SECTION 1.1 Voting Agreement. Each Stockholder hereby agrees that, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the holders of capital stock, each such Stockholder shall vote his or its Shares (as defined below) (a) in favor of the adoption of the Merger Agreement and approval of the Merger, and all other actions required in furtherance thereof and hereof and (b) against any Alternative Transaction and all actions in furtherance thereof. As used herein, the term "Shares" shall mean, with respect to each Stockholder, the shares of the Company's capital stock set forth opposite the name of each Stockholder on Exhibit A attached hereto and any shares of the Company's capital stock acquired by the Stockholder prior to the termination of this Agreement.

         SECTION 1.2 Irrevocable Proxy. Each Stockholder hereby irrevocably constitutes and appoints Kevin C. Clark as his or its attorney-in-fact and proxy pursuant to the provisions of Section 212(c) of the DGCL, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares which such Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not at an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on, and only on, the matters described in Section 1.1 and to duly execute and deliver any and all consents, instruments or other agreements or documents in order to take any and all such actions in connection with or in furtherance of the obligations of such Stockholder set forth in this Agreement. Each Stockholder intends that the proxy granted hereby shall be coupled with an interest pursuant to this Agreement and that such proxy, therefore, shall be irrevocable so long as this Section 1.2 remains in effect pursuant to the terms of this Agreement.

         Each Stockholder hereby revokes all other proxies and powers of attorney with respect to such Stockholder's Shares that it heretofore may have appointed or granted with respect to matters described in Section 1.1, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of a Stockholder and any obligation of such Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder.


                                ARTICLE II

                       REPRESENTATIONS AND WARRANTIES

         SECTION 2.1 Representations and Warranties of the Stockholder. Each Stockholder, severally and not jointly, represents and warrants to Parent and Purchaser as follows:

         (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Stockholder of this Agreement have been obtained; and such Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the shares of Company Common Stock or Company Preferred Stock or the Bridge Warrants, as the case may be, to be converted under the Merger Agreement. Such Stockholder has the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and this Agreement constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority.

         (b) The sale of the shares of Company Common Stock or Company Preferred Stock or the Bridge Warrants to be sold by such Stockholder under the Merger Agreement and the compliance by such Stockholder with all of the provisions of this Agreement and the consummation by such Stockholder of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Stockholder is a party or by which such Stockholder is bound or to which any of the property or assets of such Stockholder is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Stockholder or the property of such Stockholder.

         (c) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Authority that could reasonably be expected to impair the ability of such Stockholder to perform his or its obligations hereunder, and there is no judgment, decree, injunction, rule, order or writ of any Governmental Authority to which such Stockholder is or its assets are subject that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder.

         (d) Each Stockholder owns beneficially and of record the Shares on Exhibit A hereto. Each Stockholder further owns beneficially the options, warrants and other rights to purchase shares of capital stock as set forth on Exhibit A hereto. The Shares constitute all the shares of capital stock owned beneficially and of record by such Stockholder. Such Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and all other stockholder rights with respect to all of his or its Shares, with no restrictions, other than restrictions on disposition pursuant to applicable securities laws, on such Stockholder's rights of voting or disposition pertaining thereto. Such Stockholder has good and valid title to all Shares, free and clear of all liens and encumbrances (other than any liens or encumbrances created under this Agreement). For purposes of this Agreement, "beneficially own" or "beneficial ownership" with respect to any securities shall mean "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement, commitment or understanding, whether or not in writing.

         (e) Each Stockholder acknowledges and agrees with the Parent that the consideration to be received in the form of Purchaser Common Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold except pursuant to registration or an exemption from the registration requirements of the Securities Act. Such Stockholder further agrees that he or it has not entered and will not enter into any transaction or arrangement with respect to the sale, transfer or delivery of the Purchaser Common Stock, other than pursuant to any transaction that does not require registration under the Securities Act. Such Stockholder is acquiring the Purchaser Common Stock for his or its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act. Such Stockholder represents that by reason of his or its business and financial experience he or it has the capacity to protect his or its own interests in connection with the transactions contemplated by this Agreement and the Merger Agreement, and believes himself or itself capable of evaluating the merits and risks of the investment in shares of Purchaser Common Stock. Such Stockholder further represents that he or it is able to bear the economic risk of an investment in the Purchaser Common Stock and has an adequate income independent of any income produced from an investment in the Purchaser Common Stock, sufficient net worth to sustain a loss of all of his or its investment in the Purchaser Common Stock without economic hardship if such a loss should occur. Each Stockholder, other than William
E. Staib, represents that he or it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act. Such Stockholder represents that he or it is a resident of the state listed on Exhibit A and has no present intention of becoming a resident of any other state or jurisdiction. Such Stockholder has received physical delivery of the Merger Agreement and all exhibits and schedules thereto. Such Stockholder also acknowledges that such Stockholder possesses all the information relating to the Parent (including the publicly available filings made by the Parent pursuant to the Securities Act and the Securities Exchange Act) which such Stockholder deems relevant or material to such Stockholder's investment in Purchaser Common Stock or Purchaser Warrants, as the case may be, and has had adequate opportunity to ask questions of, and receive answers from, the Parent as well as the Parent's officers, employees, agents, accountants, and representatives concerning the Parent's business, operations, financial condition, assets, Liabilities, and all other matters relevant to his or its investment in the Purchaser Common Stock.

         (f) Stockholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement, and is incurring the obligations set forth therein, in reliance upon Stockholder's execution and delivery of this Agreement.

         (g) Notwithstanding anything otherwise provided for herein, each Stockholder's representations and warranties contained in this Section 2 shall be true and correct as of the date hereof and as of the date of the consummation of the Merger as if made on that date.


                                ARTICLE III

                        COVENANTS OF THE STOCKHOLDER

         SECTION 3.1 "No Solicitation". Each Stockholder shall not, and shall use its best efforts to cause his or its Representatives not to, directly or indirectly, take any of the following actions with any Person other than the Parent without the prior written consent of the Parent: (A) solicit, initiate, facilitate or encourage, or furnish information with respect to the Company, in connection with, any inquiry, proposal or offer with respect to any merger, consolidation or other business combination involving the Company or the acquisition of all or a substantial portion of the assets of, or any securities of, the Company (an "Alternative Transaction"); (B) negotiate, discuss, explore or otherwise communicate or cooperate in any way with any third party with respect to any Alternative Transaction; or (C) enter into any agreement, arrangement or understanding with respect to an Alternative Transaction or requiring the Company to abandon, terminate or refrain from consummating a transaction with the Parent. Each Stockholder shall, and shall use its best efforts to cause its Representatives to, notify the Parent orally and in writing promptly upon receipt of any inquiry, offer or proposal with respect to an Alternative Transaction, including the identity of the party making such inquiry, offer or proposal and stating the terms thereof. Each Stockholder shall immediately cease any discussions or negotiations existing as of the date hereof with any third party relating to any proposed Alternative Transaction.

         SECTION 3.2 Restriction on Transfer. Until and unless this Agreement has been terminated, each Stockholder shall not, except as expressly provided for in this Agreement (a) sell, exchange, pledge, encumber or otherwise transfer or dispose of, or agree to sell, exchange, pledge, encumber or otherwise transfer or dispose of, any of his or its Shares (which for avoidance of doubt shall not include any option to purchase capital stock exercisable for Shares pursuant to the terms of such option), or any interest therein, (b) deposit his or its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto, or (c) enter into any agreement, arrangement, commitment, understanding or undertaking to do any of the foregoing.

         SECTION 3.3 Waiver of Appraisal Rights. Each Stockholder hereby waives all of his or its rights, whether pursuant to Section 262 of the DGCL or otherwise, to dissent from the Merger and/or receive the judicially appraised value of his or its Shares.

         SECTION 3.4 Indemnification. Subject to the limitations and provisions of Section 12 of the Merger Agreement, including, without limitation, Section 12.1(d)(iv) thereof (which provides that no Stockholder or holder of a Bridge Warrant shall be obligated to pay anything other than or more than his or its respective pro rata share of the Holdback Amount to discharge his or its indemnification obligations), each Stockholder, jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless the Parent, Purchaser and their officers, directors, members, managers, employees, stockholders, assigns, successors and Affiliates (individually, a "Buyer Party" and collectively "Buyer Parties") from, against and in respect of all Damages, Actions, and interest (including interest from the date of such Damages) suffered, sustained, incurred or paid by any Buyer Party, in any Action (x) between a Buyer Party and the Company or any Stockholder or (y) between a Buyer Party and a third party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty set forth in the Merger Agreement or certificates delivered on the part of the Company or any Stockholder in connection with the Closing;
(ii) the nonfulfillment of any covenant or agreement on the part of the Company or any Stockholder set forth in the Merger Agreement or in any agreement or certificate executed and delivered by the Company or any Stockholder pursuant to the Merger Agreement or in the transactions contemplated thereby; (iii) claims (whether based on contract, tort, fiduciary or any other theory) of any actual or purported, beneficial or record, current or past, holder of the Company's debt or equity securities (or any interest or right therein) in connection with, resulting from or arising out of, directly or indirectly, such debt or equity securities (or any interest or right therein) that is based on any action taken at or prior to the Effective Time other than claims with respect to (A) the accuracy of the representations and warranties of Parent and Purchaser made pursuant to the Merger Agreement, (B) the failure by Parent or Purchaser to perform any of their respective agreements or covenants pursuant to the Merger Agreement or (C) the information provided by Parent or Purchaser expressly for inclusion in the materials to be provided to holders of the Company's debt and equity securities as contemplated by Section 9.2 of the Merger Agreement; and (iv) the items identified on Schedule 12.1(a) to the Merger Agreement.

         SECTION 3.5 Further Assurance. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments and shall (at Stockholder's sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

         SECTION 3.6 Holdback. Each Stockholder hereby agrees that, in accordance with Sections 3.2, 3.7 and 3.9 of the Merger Agreement, the Parent shall retain 10% of the consideration otherwise deliverable to such Stockholder in order to secure the obligations of the Company and such Stockholder under Section 3.4 of this Agreement, Section 3.8 of the Merger Agreement and Article XII of the Merger Agreement.

         SECTION 3.7 Lock-Up. Each Stockholder hereby agrees that the shares of Purchaser Common Stock and the Purchaser Warrants that such Stockholder shall receive (whether in the Merger or upon exercise of the Purchaser Warrants) shall not be sold, transferred, pledged, disposed of or encumbered for the period beginning on the Closing Date and ending (i) as to 50% of such securities, twelve months from the Closing Date, and (ii) as to the remaining 50% of such securities, in equal amounts on a monthly basis beginning thirteen months from the Closing Date and ending eighteen months from the Closing Date. Each certificate representing such shares of Purchaser Common Stock and the Purchaser Warrants shall bear a legend stating:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SALE OR TRANSFER IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, AND IF THE ISSUER REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL."

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CONTRACTUAL HOLDING PERIOD SET FORTH IN THAT CERTAIN AGREEMENT AND PLAN OF MERGER AMONG STOCKPOINT, INC., THE ISSUER AND SCRM MERGER CORP., DATED AS OF JULY 23, 2001. PRIOR TO THE EXPIRATION OF SUCH HOLDING PERIOD, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH ITS TRANSFER AGENT) WHEN THE HOLDING PERIOD HAS EXPIRED."

         SECTION 3.8 Stockholder Agent. Each Stockholder hereby agrees to appoint Steve Morain (the "Stockholder Agent") as such Stockholder's agent and attorney-in-fact for the purposes set forth in Section 12.5 of the Merger Agreement and acknowledges the duties, powers and rights of the Stockholder Agent as set forth therein.

         SECTION 3.9 Release. Effective as of the Closing, each Stockholder hereby irrevocably waives and releases the Company, its current and former officers, directors and Affiliates, of, from and against any and all claims or causes of actions for Damages that he or it has, may have, or has had at any time on or before the Closing.


                                ARTICLE IV

                                TERMINATION

         SECTION 4.1 Termination. The covenants and agreements contained herein with respect to the Shares shall terminate upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms or
(ii) the Effective Time.


                                 ARTICLE V

                               MISCELLANEOUS

         SECTION 5.1 Severability. If any term or other provision of this Agreement is or is deemed to be invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement nevertheless shall remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any Person. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effectuate the original intent of the parties hereto as closely as possible in a mutually acceptable manner so that the terms of this Agreement remain binding and in effect as originally contemplated to the fullest extent possible.

         SECTION 5.2 Entire Agreement. This Agreement constitutes the entire understanding between Parent, Purchaser and each Stockholder with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between Parent, Purchaser and each Stockholder with respect to the subject matter hereof and thereof.

         SECTION 5.3 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together, shall constitute but one and the same instrument.

         SECTION 5.4 [Intentionally Omitted]

         SECTION 5.5 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; provided that Parent may assign its rights hereunder to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 5.6 Amendments. This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

         SECTION 5.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery in person, facsimile transmission, registered or certified mail (postage prepaid, return receipt requested), or courier service providing proof of delivery to the respective parties at the following addresses (or to such other address for a party as shall be specified in a notice given in accordance with this Section 5.7).

         If to Parent or Purchaser, to:

         ScreamingMedia Inc.
         601 West 26th Street
         13th Floor
         New York, NY  10001
         Telecopy No.:  (212) 691-1483
         Attention:     Kevin C. Clark

         With a copy (which shall not constitute effective notice pursuant to this Section 5.7) to:

         Skadden, Arps, Slate, Meagher
         & Flom LLP
         Four Times Square
         New York, NY  10036
         Telecopy No.:  (212) 735-2000
         Attention:     Thomas H. Kennedy, Esq.

         If to the Stockholders, to:

         Stockpoint, Inc.
         2600 Crosspark Road
         Coralville, IA  52241
         Telecopy No.:  (319) 626-5001
         c/o William E. Staib
         Attention:     William E. Staib
                        Harry Hefter
                        John Pappajohn

         With a copy (which shall not constitute effective notice pursuant to this Section 5.7) to:

         Dorsey & Whitney LLP
         220 South Sixth Street
         Minneapolis, MN 55402
         Telecopy No.:  (612) 340-8738
         Attention:     Thomas O. Martin, Esq.

         SECTION 5.8 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person not a party hereto.

         SECTION 5.9 Specific Performance. Each of the parties hereto acknowledges that a breach by it of any provision contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         SECTION 5.10 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

         SECTION 5.11 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

         SECTION 5.12 Governing Law. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law, (b) each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this subsection (c) and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

         SECTION 5.13 Waiver of Jury Trial. EACH OF PARENT, PURCHASER AND THE STOCKHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, PURCHASER OR THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF).

         SECTION 5.14 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 5.15 Public Announcements. Stockholder agrees that it shall not issue, and shall not authorize or permit any of its Affiliates or any of its or their directors, officers, employees, partners, investment bankers, attorneys or other advisors or representatives to issue, any press release or otherwise make, authorize or permit any of its Affiliates or any of its or their directors, officers, employees, partners, investment bankers, attorneys or other advisors or representatives to make, any public statement with respect to the Merger Agreement, this Agreement, or any of the transactions contemplated hereby or thereby, including the Merger, without the prior written consent of Parent, except as may be required by applicable law, including any filings required under the Exchange Act.

         SECTION 5.16 Confidentiality; No Securities Trading. Stockholder acknowledges that it is aware, and that Stockholder's Representatives, will be made aware, that in connection with the discussions with Parent regarding the transactions contemplated by this Agreement and the Merger Agreement, they may come into possession of material non-public information about Parent. Accordingly, pending public disclosure thereof, Stockholder hereby agrees (i) not to disclose, and to cause the Company's Representatives not to disclose, to any third party (which, for this purpose, includes any stockholder of the Company not bound by a confidentiality obligation) such matters without the prior written consent of the Parent, except that disclosures may be made (a) to those of their respective Representatives as need to know such information for the purpose of evaluating or negotiating the transactions contemplated by this Agreement and the Merger Agreement, and (b) to the extent required by applicable law, regulation or legal or administrative process, including the rules of the NASDAQ National Market and (ii) not cause or encourage any third party (including the Company and the Company's Representatives) to trade in any securities of Parent (or securities convertible into or exercisable for securities of Parent) while in possession of any such material non-public information.

         SECTION 5.17 Several Obligations; Capacity. The representations, warranties, covenants, agreements and conditions of this Agreement applicable to each Stockholder are several and not joint and are made only in his or its capacity as a stockholder of the Company and not as a director.


                          [Execution Page Follows]



         IN WITNESS WHEREOF, Parent, Purchaser and each Stockholder have caused this Agreement to be duly executed and delivered as of the date first above written.

                                   SCREAMINGMEDIA INC.


                                     /s/ Kevin C. Clark
                                   --------------------------------
                                   Name:  Kevin C. Clark
                                   Title: Chief Executive Officer


                                   SCRM MERGER CORP.


                                     /s/ David Obstler
                                   --------------------------------
                                   Name:  David Obstler
                                   Title: President


                                   STOCKHOLDERS:


                                   Name:  /s/ William E. Staib
                                          -------------------------
                                             William E. Staib


                                   Name:  /s/ Harry Hefter
                                          -------------------------
                                             Harry Hefter


                                   Name:   /s/ John Pappajohn
                                          -------------------------
                                            John Pappajohn



                                 EXHIBIT A

                    STOCKHOLDER CAPITAL STOCK OWNERSHIP


                                Shares of
Stockholder               Company capital stock            State of Residency

William E. Staib     450,000 shares of common stock              Iowa
Harry Hefter         1,500,000 shares of common stock           Illinois
John Pappajohn       908,125 shares of common stock              Iowa
                     118,912 shares of Series A stock



                     OPTIONS, WARRANTS AND OTHER RIGHTS

William E. Staib:  377,767 options outstanding
Harry Hefter:  13,750 options outstanding
John Pappajohn:  450,000 warrants outstanding